SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 26, 2005

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The following schedule reflects the reconciliation of Non-GAAP measures that will be discussed in the second quarter analysts’ conference call to be held on July 26, 2005 at 11:00 a.m.

Supplemental Information

	Three months ended June 30, 2005	Six months ended June 30, 2005
Reconciliation of income from continuing operations (dollars in millions)
Income before charge for state tax law changes	$38.5	$100.8
Charge for state tax law changes	(29.5)	(32.6)

Net income/income from continuing operations	$9.0	$68.2

Reconciliation of income from continuing operations earnings per share
Income per share before charge for state tax law changes	$0.35	$0.91
Loss per share for state tax law changes	(0.27)	(0.29)

Net income/income from continuing operations per share	$0.08	$0.62

EBITDA (dollars in millions)
EBITDA	$125	$289
Depreciation	(50)	(100)
Amortization	(1)	(1)

Operating profit	$74	$188

		Six months ended June 30, 2004
EBITDA (dollars in millions)
EBITDA		$170
Depreciation		(108)
Amortization		(4)

Operating profit		$58

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: July 26, 2005